                                                                    EXHIBIT 99.1
[CROSS TIMBERS OIL COMPANY NEWS RELEASE LETTERHEAD]
FOR IMMEDIATE RELEASE

NUMBER:  98-04

             CROSS TIMBERS OIL ANNOUNCES RECORD RESULTS FOR 1997;
                       RECORD FOURTH QUARTER PRODUCTION

     FORT WORTH, TX (FEBRUARY 18, 1998) -- Cross Timbers Oil Company (NYSE-XTO) today reported record results for 1997. Earnings available to common stock totaled $23.9 million or 90 cents per share, compared with earnings of $19.8 million or 74 cents per share for 1996.

     Cash flow from operations, before changes in working capital, was $90 million or $3.39 per share, a 32% increase from operating cash flow of $68.3 million or $2.57 per share for 1996. Daily oil and gas production for the year averaged 10,905 barrels and 135,855 thousand cubic feet (Mcf), up 14% and 33%, respectively, from 1996 levels.

     Fourth quarter production reached record daily averages of 11,378 barrels and 150,907 Mcf, up 18% and 31%, respectively, from fourth quarter 1996 levels. Fourth quarter gas prices increased to $2.49 per Mcf compared with $2.39 per Mcf in the fourth quarter of 1996, while oil prices declined from an average of $23.51 per barrel in 1996 to $17.92 in 1997.

     Fourth quarter earnings were $6.7 million or 26 cents per share, compared
with $8.7 million or 35 cents per share for the prior year quarter.   Excluding
$1.7 million in non-cash stock incentive compensation expense, earnings for fourth quarter 1997 were $7.8 million or 30 cents per share. Cash flow from operations for the quarter was $26.4 million or $1.00 per share, compared with $26.1 million or $1.05 per share for the 1996 quarter.

     Record production levels are the result of the Company's 1996 and 1997 acquisitions and development programs. During 1997, the Company purchased more than $250 million in oil and gas properties, most of which was related to Cross Timbers' December purchase of San Juan Basin


                                    (more)
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PAGE 2
CROSS TIMBERS OIL - 1997 AND FOURTH QUARTER EARNINGS

producing properties. In addition, Cross Timbers drilled a total of 169 wells and performed 100 workover and recompletion activities this past year.

     "We are delighted with our 1997 results, which continues our string of record earnings, cash flow and production growth," said Bob R. Simpson, Chairman and Chief Executive Officer. "This consistency in increasing production and cash flow is a direct result of our ongoing growth strategy.

     "We plan to continue to exploit our extensive portfolio of exploration and development projects, but will balance these opportunities against the economics of key acquisitions in order to maximize rates of return and replace our drilling inventory. We also plan to meet our debt target of $2.40 per barrel of oil equivalent through a combination of reserve growth and debt reduction through selected asset sales. If substantial strategic acquisition opportunities arise before the end of 1999, we will consider an equity offering at that time, depending on prevailing market conditions," Simpson added.

     Cross Timbers Oil Company is engaged in the acquisition, exploitation and development of quality, long-lived producing oil and gas properties. The Company, whose predecessors were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, Oklahoma, Kansas, New Mexico and Wyoming.


CONTACT:  LOUIS G. BALDWIN
          SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
          CROSS TIMBERS OIL COMPANY
          817/870-2800


                                (table follows)

CROSS TIMBERS OIL COMPANY
(in thousands, except production, per         THREE MONTHS ENDED               YEAR ENDED
   share and per unit data)                      DECEMBER 31,                 DECEMBER 31,
                                           ------------------------     ------------------------
                                             1997            1996         1997            1996
                                           --------        --------     --------        --------
                                                  (Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------
REVENUES
 Oil.....................................  $ 18,753        $ 20,791     $ 75,223        $ 75,013
 Gas and natural gas liquids.............    35,390          25,279      110,104          73,402
 Gas gathering, processing and marketing.     2,293           3,381        9,851          12,032
 Other...................................       687             (77)       5,494 (A)         944
                                           --------        --------     --------        --------
   Total Revenues........................    57,123          49,374      200,672         161,391
                                           --------        --------     --------        --------

EXPENSES
 Production..............................    11,620          10,207       43,580          39,365
 Exploration.............................       966 (B)         -          2,088 (B)         -
 Taxes on production and property........     4,829           3,465       16,405          11,944
 Depreciation, depletion and amortization    13,192          10,269       47,721          37,858
 General and administrative..............     5,361 (C)       4,253 (D)   15,818 (C)      16,420 (D)
 Gas gathering and processing............     2,192           2,160        8,517           6,905
 Interest................................     7,996           5,006       26,677          17,072
 Trust development costs.................        99             136          665             854
                                           --------        --------     --------        --------
   Total Expenses........................    46,255          35,496      161,471         130,418
                                           --------        --------     --------        --------

INCOME BEFORE INCOME TAX.................    10,868          13,878       39,201          30,973
                                           --------        --------     --------        --------

INCOME TAX
 Current.................................        19             371          124             456
 Deferred................................     3,663           4,401       13,393          10,213
                                           --------        --------     --------        --------
   Total Income Tax......................     3,682           4,772       13,517          10,669
                                           --------        --------     --------        --------

NET INCOME...............................     7,186           9,106       25,684          20,304

 Preferred stock dividends...............       445             441        1,779             514
                                           --------        --------     --------        --------
EARNINGS AVAILABLE TO COMMON STOCK.......  $  6,741        $  8,665     $ 23,905        $ 19,790
                                           ========        ========     ========        ========
EARNINGS PER COMMON SHARE
 Basic...................................  $   0.26        $   0.35     $   0.90        $   0.74
                                           ========        ========     ========        ========
 Diluted.................................  $   0.25        $   0.32     $   0.89        $   0.72
                                           ========        ========     ========        ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING.............................    26,419          24,976       26,515          26,609
                                           ========        ========     ========        ========

CONSOLIDATED STATEMENT OF CASH FLOWS DATA
-----------------------------------------

 Cash Flow from Operations, before
  changes in working capital.............  $ 26,432        $ 26,135     $ 89,979        $ 68,263
                                           ========        ========     ========        ========

AVERAGE DAILY PRODUCTION
-----------------------------------------

 OIL (Bbls)..............................    11,378           9,611       10,905           9,584
 GAS (Mcf)...............................   150,907         114,769      135,855         101,845
 NATURAL GAS LIQUIDS (Bbls) (E)..........       875             -            220             -

AVERAGE SALES PRICES
-----------------------------------------

 OIL (per Bbl)...........................  $  17.92        $  23.51     $  18.90        $  21.38
 GAS (per Mcf)...........................  $   2.49        $   2.39     $   2.20        $   1.97
 NATURAL GAS LIQUIDS (per Bbl) (E).......  $   9.66             -       $   9.66             -

CONSOLIDATED BALANCE SHEET DATA                DECEMBER 31, 1997            December 31, 1996
-----------------------------------------  ------------------------     ------------------------
 Total Assets............................          $788,455                     $523,070
                                                   ========                     ========
 Long-term Debt..........................          $539,000                     $314,757
                                                   ========                     ========
 Total Stockholders' Equity..............          $170,243                     $142,668
                                                   ========                     ========

                              (footnotes follow)

----------------------------------------

(A) Includes gain on sale of producing properties and facilities and equity securities of $4.2 million, and lawsuit settlement proceeds of $1.3 million.
(B) Primarily includes geological and geophysical costs related to the 1997 exploration program.
(C) Includes non-cash stock incentive compensation of $1.7 million in the three-month 1997 period and stock incentive compensation of $3.7 million (cash payments of $0.3 million) for the year ended December 31, 1997.
(D) Includes non-cash stock incentive compensation of $1.9 million in the three-month 1996 period and stock incentive compensation of $6.3 million (cash payments of $7.1 million) for the year ended December 31, 1996.
(E) Natural gas liquids production is attributable to San Juan Basin producing properties acquired on December 1, 1997.

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